                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NABISCO HOLDINGS CORP.
                (Name of Registrant as Specified in Its Charter)

                             NABISCO HOLDINGS CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
        Rule 0-11:
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
--------------------------------------------------------------------------------

                                 [NABISCO LOGO]
                             NABISCO HOLDINGS CORP.
                                 7 CAMPUS DRIVE
                             PARSIPPANY, NEW JERSEY
                                   07054-0311

                                                                  March 11, 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Nabisco Holdings Corp. The meeting will be held at 10:00 a.m. (local time) on Thursday, April 17, 1997 at Nabisco Tablespreads Company, 4300 West 62nd Street, Indianapolis, Indiana 46268.

    Please note that attendance at the Annual Meeting will be limited to stockholders (or their authorized representatives) as of March 4, 1997, the record date, and to guests of the company. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting. If your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker. Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

    Please give these proxy materials careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                      Sincerely,

                                          [SIGNATURE]

                                      H. JOHN GREENIAUS
                                      Chairman, President and Chief Executive
                                      Officer

  IMPORTANT: YOUR PROXY CARD IS ENCLOSED IN THE ADDRESS WINDOW OF THE ENVELOPE
                            CONTAINING THIS MATERIAL

                                 [NABISCO LOGO]

                             NABISCO HOLDINGS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1997

To the Stockholders:

    The Annual Meeting of Stockholders of Nabisco Holdings Corp., a Delaware corporation (the "Company"), will be held at Nabisco Tablespreads Company, 4300 West 62nd Street, Indianapolis, Indiana 46268 at 10:00 a.m. (local time) on Thursday, April 17, 1997 for the following purposes:

        1. To elect seven Directors to serve until the 1998 annual meeting of stockholders and until their respective successors are duly elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1997 fiscal year;

        3. To approve the amendment and restatement of the Company's 1994 Long Term Incentive Plan; and

        4. To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

    Only holders of record of the Company's Class A Common Stock and Class B Common Stock as of the close of business on March 4, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders may be examined for any purpose germane to the meeting during the ten-day period preceding the meeting at Nabisco Tablespreads Company, 4300 West 62nd Street, Indianapolis, Indiana, 46268.

                                      JAMES A. KIRKMAN III
                                      Executive Vice President and Secretary

Parsippany, New Jersey
March 11, 1997

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN,
         DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                             NABISCO HOLDINGS CORP.
                                 7 Campus Drive
                             Parsippany, New Jersey
                                   07054-0311

                                PROXY STATEMENT

    This Proxy Statement and enclosed form of proxy are being furnished commencing on or about March 11, 1997 in connection with the solicitation by the Board of Directors (the "Board") of Nabisco Holdings Corp., a Delaware corporation (the "Company"), of proxies in the enclosed form for use at the annual meeting of stockholders (the "Annual Meeting") to be held on April 17, 1997 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors--Information Concerning the Nominees," FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1997 fiscal year, FOR the amendment and restatement of the Company's 1994 Long Term Incentive Plan and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments or postponements thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Annual Meeting and voting in person.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

    Only holders of record of the Company's voting securities as of the close of business on March 4, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the following shares of voting securities were outstanding:
51,819,653 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 213,250,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").

    Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") vote as a single class on all matters properly brought before the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock are entitled to one (1) vote and ten (10) votes per share, respectively. The presence of the holders of a majority in voting power of the Common Stock, represented at the meeting in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("Broker Non-Votes"). The seven nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a Broker Non-Vote will have no effect on the outcome of the voting.

    Securities and Exchange Commission (the "SEC") rules generally require that an annual report precede or accompany proxy materials. However, if you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize the Company to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

                        ITEM 1 -- ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

    At the upcoming Annual Meeting, a board of seven Directors will be elected to hold office until the next Annual Meeting of stockholders and until their successors have been elected and qualified. Directors are elected by a plurality of the votes cast. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent Directors of the Company and its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco") and all of them were elected to their present terms by the stockholders in April 1996 except Mr. Goldstone, who was elected by the Board in May 1996.

    Background information about the Board's nominees for election is set forth below. See "Security Ownership of Management" for information about the nominees' holdings of equity securities issued by the Company and its affiliates.

                                                YEAR
                                                FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
  NAME                              AGE        ELECTED                          AND OTHER INFORMATION
------------------------------  -----------  -----------  ------------------------------------------------------------------
Herman Cain...................          51         1995   Chairman of Godfather's Pizza, Inc. since 1988; Chief Executive
                                                            Officer of Godfather's Pizza from 1988 to December 1996. Chief
                                                            Executive Officer and President of National Restaurant
                                                            Association since December 1996. Member of the Boards of
                                                            SUPERVALU, INC., UtiliCorp United and Whirlpool Corporation.

John T. Chain, Jr.............          62         1994   President of Quarterdeck Equity Partners, Inc., an investor in the defense industry, since December 1996. Special Assistant to the
                                                            Chairman of Burlington Northern Santa Fe Corporation from
                                                            November 1995 to March 1996; Executive Vice President of
                                                            Burlington Northern from 1991 to November 1995. For more than five years prior thereto, General (Commander-in-Chief, Strategic
                                                            Air Command) in the United States Air Force. Member of the
                                                            Boards of RJR Nabisco Holdings Corp. ("RJRN Holdings"), RJR
                                                            Nabisco, Inc. ("RJRN"), Northrop Grumman Corporation and The
                                                            Thomas Group, Inc.

Steven F. Goldstone...........          51         1996   Chairman of RJRN Holdings and RJRN since May 1996; Chief Executive
                                                            Officer of RJRN Holdings and RJRN since December 1995; President of RJRN Holdings and RJRN since October 1995; General Counsel of
                                                            RJRN Holdings and RJRN from March to December 1995. Partner with the law firm of Davis Polk & Wardwell until October 1995 and for more than five years prior thereto.

H. John Greeniaus.............          52         1994   Chairman, President and Chief Executive Officer of the Company and
                                                            Nabisco since May 1996; President and Chief Executive Officer of the Company and Nabisco from October 1994 to May 1996; Vice
                                                            Chairman of RJRN Holdings and RJRN from June 1995 to May 1996;
                                                            Chairman and Chief Executive Officer of Nabisco from 1993 to
                                                            1994; President of Nabisco from 1987 to 1993.

                                                YEAR
                                                FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
  NAME                              AGE        ELECTED                          AND OTHER INFORMATION
------------------------------  -----------  -----------  ------------------------------------------------------------------
David B. Jenkins..............          66         1995   Director of J. Sainsbury International from January 1994 to
                                                            September 1995; Chairman and Chief Executive Officer of Shaw's
                                                            Supermarkets, Inc. from 1982 to December 1993. Member of the
                                                            Board of Citizens Financial Group.

Kay Koplovitz.................          51         1995   Founder, Chairman and Chief Executive Officer of USA Networks
                                                            since its establishment in 1980. Member of the Boards of General
                                                            Re Corporation and Liz Claiborne, Inc.

John G. Medlin, Jr............          63         1995   Chairman of Wachovia Corporation since 1988 and Chief Executive
                                                            Officer of Wachovia Corporation until December 1993. Member of the Boards of RJRN Holdings, RJRN, BellSouth Corporation,
                                                            Burlington Industries, Inc., Media General, Inc., National
                                                            Services Industries, Inc., USAir Group, Inc. and Wachovia
                                                            Corporation.

    The Board recommends that the stockholders vote FOR the election of each nominee for Director named above.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board met seven times during the 1996 fiscal year. During 1996, all then incumbent Directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

    The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not have a nominating committee; its customary functions are performed by the entire Board.

    AUDIT COMMITTEE. The Audit Committee reviews the adequacy of the Company's internal system of accounting controls, confers with the independent auditors and the internal auditors concerning their examination of the books and records of the Company and its subsidiaries, reviews actions taken to ensure compliance with the Company's Code of Conduct, recommends to the Board the appointment of independent auditors and considers other appropriate matters regarding the financial affairs of the Company and its subsidiaries. The Audit Committee, whose current members are Messrs. Jenkins and Medlin, held five meetings during the 1996 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to employee benefits, incentives and compensation. The Compensation Committee, whose current members are Messrs. Cain and Chain and Ms. Koplovitz, met seven times during the 1996 fiscal year.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information, as of March 4, 1997, regarding the beneficial ownership of (i) Class A Common Stock and (ii) common stock, par value $.01 per share, of RJRN Holdings ("RJRN Common Stock"), by each director of the Company, by each of the five most highly compensated executive officers of the Company during the last fiscal year and by all directors and executive officers of the Company as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of the Company or any of its parents or subsidiaries and have sole voting and investment power for all securities for which they are shown as beneficial owner.

                                NUMBER OF SHARES OF
                                      CLASS A                           NUMBER OF SHARES OF
                                    COMMON STOCK         PERCENT OF      RJRN COMMON STOCK
           NAME OF                  BENEFICIALLY           CLASS A          BENEFICIALLY           PERCENT OF
      BENEFICIAL OWNER              OWNED(1)(2)         COMMON STOCK          OWNED(1)          RJRN COMMON STOCK
-----------------------------  ----------------------  ---------------  --------------------  ---------------------
Herman Cain..................                 0               *                       0                 *
John T. Chain, Jr.(4)........             1,000               *                  10,165                 *
Douglas R. Conant(3)(4)......             1,051               *                     198                 *
Steven F. Goldstone(4)(5)....            14,981               *                 228,566                 *
H. John Greeniaus(4).........           110,101                0.21%            132,466                 *
David B. Jenkins.............             1,000               *                       0                 *
Kay Koplovitz(3).............                 0               *                       0                 *
John G. Medlin, Jr.(3)(4)....             1,000                                   9,031                 *
James J. Postl(3)(4).........             1,001               *                     523                 *
All Directors and Officers as
  a Group(3)(4)..............           132,140                0.26%            401,833                  0.15%
----------------------
H.F. Powell(4)(6)............             1,965               *                   2,596                 *
Charles A. Lieppe(3)(4)(6)...             1,000               *                      53                 *

------------------------

*   Less than 0.1%.

(1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but it is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) No director or officer of the Company holds any options exercisable within 60 days to acquire shares of Class A Common Stock.

(3) The number of shares of Class A Common Stock beneficially owned does not include the 948, 2,037, 22,000, 25,000 and 22,000 units issued to Ms.
    Koplovitz and Messrs. Medlin, Conant, Postl and Lieppe, respectively. The units issued to the two directors are common stock equivalents and were received as deferred compensation. The units issued to the three officers are equivalent to restricted stock grants and were received as equity incentives.

(4) The number of shares of RJRN Common Stock beneficially owned includes (i) 8,165 and 2,165 shares subject to currently exercisable options granted to Gen. Chain and Mr. Medlin, respectively; 212,000, 66,000 and 288,330 shares subject to currently exercisable options granted to Messrs. Goldstone, Greeniaus and all directors and executive officers as a group, respectively; and (ii) 198, 37, 444, 175, 2,871, 53, and 443 shares issuable on conversion of shares of ESOP Convertible Preferred Stock issued by RJRN Holdings and owned by Messrs. Conant, Goldstone, Greeniaus, Postl, all directors and executive officers as a group and Messrs. Lieppe and Powell, respectively. The number of shares of RJRN Common Stock beneficially owned does not include the following deferred units, which are common stock equivalents received as equity incentives or as deferred fees and other compensation:
    1,046.30 units for Gen. Chain and 3,268.64 units for Mr. Medlin.

(5) Mr. Goldstone is also the holder of 200,000 performance stock units each equal in value to one share of RJRN Common Stock which will be paid to Mr. Goldstone only if (i) Mr. Goldstone remains employed by RJRN Holdings through December 31, 1998 (unless he is terminated by RJRN Holdings without cause or he voluntarily terminates his employment with good reason) and (ii) the market price for RJRN Common Stock averages $43.75 or more for any consecutive 30-day period ending on or prior to December 31, 1998.

(6) "Directors and Executive Officers as a Group" does not include Mr. Lieppe or Mr. Powell because neither one continued to be an executive officer of the Company after February 28, 1997.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock and other equity securities of the Company with the SEC and The New York Stock Exchange, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on a review of the copies of the forms that it has received, and on written representations from certain reporting persons that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all of these filing requirements in 1996 except for Mr. Powell, who had one late filing. Mr. Powell filed a Form 5 covering a November 21, 1996 purchase of 24 shares of Class A Common Stock for his Individual Retirement Account on February 26, 1997, 12 days past the February 14 deadline for the filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information, as of March 4, 1997, regarding the beneficial ownership of persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The information was obtained from Company records and information supplied by the stockholders, including information on Schedules 13D and 13G and Forms 3, 4 and 5 provided to the SEC. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                            NUMBER OF SHARES
                                      NAME AND ADDRESS                        BENEFICIALLY      PERCENT
TITLE OF CLASS                       OF BENEFICIAL OWNER                          OWNED        OF CLASS
-----------------  -------------------------------------------------------  -----------------  ---------
Class A            Southeastern Asset Management, Inc. (1)                         4,220,600       8.14%
Common Stock       6075 Poplar Avenue, Suite 900
                   Memphis, TN 38119

Class A            The Equitable Companies Incorporated (2)                        2,605,491       5.03%
Common Stock       787 Seventh Avenue
                   New York, NY 10019

Class B            RJR Nabisco Holdings Corp. (3)                                213,250,000        100%
Common Stock       RJR Nabisco, Inc.
                   1301 Avenue of the Americas
                   New York, NY 10019-1643

------------------------

(1) According to the Schedule 13G dated January 31, 1997 jointly filed by Southeastern Asset Management, Inc. ("Southeastern") and O. Mason Hawkins, Southeastern is a registered investment adviser and Mr. Hawkins is its Chairman and Chief Executive Officer. Southeastern and Mr. Hawkins disclaim beneficial ownership of the reported shares, which are legally owned by Southeastern's investment advisory clients. Southeastern and Mr. Hawkins have sole voting power over 1,870,700 of the shares, shared voting power over 2,298,900 of the shares, and no power to vote 51,000 of the shares. The
    Schedule 13G reports that Southeastern and Mr. Hawkins have sole power to dispose of 1,921,700 of the shares and shared power to dispose of 2,298,900 of the shares. The shares over which

    Southeastern and Mr. Hawkins have shared voting and dispositive power are owned by Longleaf Partners Fund.

(2) According to the Schedule 13G (the "Equitable 13G"), dated February 12, 1997, jointly filed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (formerly, Uni Europe Assurance Mutuelle) (collectively, the "Mutuelles AXA"), AXA, and The Equitable Companies Incorporated ("Equitable"), Mutuelles AXA is a parent holding company with respect to AXA, and AXA is a parent holding company with respect to Equitable. The Equitable 13G indicates that, as of December 31, 1996, the 2,605,491 shares of Class A Common Stock shown as beneficially owned by Mutuelles AXA, AXA and Equitable are held by subsidiaries of Equitable and include (i) 59,920 shares beneficially owned by The Equitable Life Assurance Society of the United States ("Equitable Life") solely for investment purposes; (ii) 2,531,170 shares beneficially owned by Alliance Capital Management L.P. ("Alliance") on behalf of client discretionary investment advisory accounts; (iii) 13,301 shares beneficially owned by Donaldson, Lufkin & Jenrette ("DLJ") solely for investment purposes and (iv) 1,100 shares beneficially owned by Wood, Struthers & Winthrop Management Corp. ("Wood Struthers") on behalf of client discretionary investment advisory accounts. According to the Equitable 13G, each of Mutelles AXA, AXA and Equitable (i) have sole voting power and sole investment power with respect to the shares beneficially owned by Equitable Life, (ii) have sole voting power with respect to 2,200,370 shares and sole investment power with respect to all the shares beneficially owned by Alliance; (iii) have sole investment and voting power with respect to one share and shared investment and voting power with respect to the remainder of the shares beneficially owned by DLJ and (iv) sole investment power over the shares beneficially owned by Wood Struthers.

(3) RJRN Holdings and RJRN, its wholly-owned subsidiary, are the beneficial owners of all 213,250,000 outstanding shares of Class B Common Stock, which account for approximately 80.5% of the economic interest in the Company and 97.6% of the combined voting power of its outstanding Common Stock. Because each of these shares is immediately convertible into a share of Class A Common Stock at the option of the holder, RJRN Holdings and RJRN are also deemed to be the beneficial owners of the same number of shares of Class A Common Stock. Upon such conversion, these shares would account for 80.5% of the economic interest in the Company and 80.5% of the voting power of the outstanding Common Stock. Together, RJRN Holdings and RJRN share voting and investment power over these shares.

         ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors for the fiscal year ending December 31, 1997 and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee, which is comprised of Directors who are not employees of the Company or its subsidiaries.

    A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

    The Board considers Deloitte & Touche to be well qualified and recommends that the stockholders vote FOR ratification of its appointment as independent auditors of the Company for the upcoming fiscal year.

       ITEM 3 -- AMENDMENT AND RESTATEMENT OF THE NABISCO HOLDINGS CORP.
                         1994 LONG-TERM INCENTIVE PLAN

    On December 6, 1994, the Board of Directors of the Company adopted the Nabisco Holdings Corp. 1994 Long Term Incentive Plan (the "Nabisco LTIP"), and RJRN as the sole stockholder of the Company approved the adoption of the Nabisco LTIP. In 1996 stockholders approved certain amendments to the Nabisco LTIP in order to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding "performance-based compensation" to preserve the deductibility of compensation provided through the Nabisco LTIP.

    As of March 1, 1997, 14,239,758 shares of Class A Common Stock had been allocated to 630 current and former employees of the Company and of RJRN Holdings and its subsidiaries pursuant to awards under the Nabisco LTIP. Of that amount, 5,971,858 shares had been allocated for a one-time grant of options to purchase Class A Common Stock in exchange for the cancellation of the optionee's outstanding options to purchase RJRN Common Stock. This was done in connection with the initial public offering of Class A Common Stock in early 1995, in large part to focus the stock-based incentives of Company executives on the performance of Class A Common Stock. The remaining 8,267,900 allocated shares had been used for regular long-term incentive grants. On February 26, 1997, the Board amended and restated the Nabisco LTIP, to be effective upon stockholder approval, principally to provide for issuance under the Nabisco LTIP of an additional 12 million shares of Class A Common Stock.

    The following summary of the Nabisco LTIP is qualified in its entirety by reference to the full text of the Nabisco LTIP, a copy of which is attached as Exhibit A to this Proxy Statement.

    The Nabisco LTIP provides for the granting of awards to employees of the Company or its subsidiaries who are primarily responsible for the management, growth or protection of all or part of the business of the Company and other individuals who have a unique relationship with the Company or its subsidiaries (including employees of RJRN Holdings or its subsidiaries who are expected to make a significant contribution to some portion of the business of the Company or its subsidiaries) all as determined by the Compensation Committee. Currently, over 600 individuals are eligible to participate in the Nabisco LTIP. The Compensation Committee is authorized to establish rules and regulations for administration of the Nabisco LTIP, to make determinations and interpretations under the Nabisco LTIP and to grant awards pursuant to the Nabisco LTIP.

    The Nabisco LTIP is not subject to any provision of ERISA and is not qualified under section 401(a) of the Code.

    SHARES AVAILABLE FOR GRANTS. The maximum number of shares of Class A Common Stock which may be granted in respect of all awards during the term of the Nabisco LTIP is proposed to be amended from 16.3 million shares to 28.3 million shares, which may be adjusted in the event of certain capital changes as described below. No more than 1% of the authorized shares of Class A Common Stock, as of the effective date of the Nabisco LTIP, may be granted as "Incentive Stock Options," (subject to adjustment as described below).

    Shares related to prior grants that are forfeited, terminated, canceled, expire unexercised, settled in cash or in any other manner are not issued as shares of Class A Common Stock shall again become eligible for grant under the Nabisco LTIP.

    AWARDS. Under the terms of the Nabisco LTIP, the Compensation Committee in its sole discretion, or the Board of Directors in lieu of the Compensation Committee, may grant awards in such amounts and in such of the forms permitted by the Nabisco LTIP as it deems appropriate. The permissible forms of awards under the Nabisco LTIP are: stock options (both incentive stock options and other stock options); stock appreciation rights; restricted stock; dividend equivalent rights; performance units; performance shares; purchase stock; and other stock-based grants. The material terms and features of the various forms of awards are set forth below.

        (a) INCENTIVE STOCK OPTIONS--These are stock options that are granted pursuant to the restrictions of Section 422 of the Code. Generally, incentive stock options may not be exercised more than ten years after the date they are granted and may not have an option price less than 100% of the fair market value of Class A Common Stock on the date they are granted. Payment of the option price may be made in cash, shares of Class A Common Stock or any combination thereof, as determined by the Compensation Committee. No participant may receive a grant of incentive stock options in any calendar year covering more than one million shares of Class A Common Stock.

        (b) OTHER STOCK OPTIONS--These are options to purchase Class A Common Stock under terms other than those applicable to incentive stock options. Such options may not be exercised more than fifteen years after the date they are granted, may not have an exercise price less than 50% of the fair market value of Class A Common Stock on the date they are granted and, except in the case of death or disability, may not be exercised within six months of the grant date. Payment of the option price may be made in cash, shares of Class A Common Stock or any combination thereof, as determined by the Compensation Committee. No participant may receive a grant of such other stock options in any calendar year covering more than one million shares of Class A Common Stock.

        (c) STOCK APPRECIATION RIGHTS--These are rights to receive cash or Class A Common Stock in an amount equal to the appreciation of shares of Class A Common Stock subsequent to the date the stock appreciation rights are granted. Stock appreciation rights have a base price value equal to a share of Common Stock on the date of grant or, if granted in tandem with stock options, the exercise price of such options. Stock appreciation rights are granted for no consideration, cannot be exercised within six months of grant or following fifteen years from the date of grant, may be granted in tandem with options or separately and may be terminated by the Compensation Committee. No participant may receive grants of more than one million stock appreciation rights in any calendar year.

        (d) RESTRICTED STOCK--These are shares of Class A Common Stock, or units equivalent to Class A Common Stock, delivered to an individual generally without payment of consideration that are subject to restrictions or conditions. No participant may receive grants of more than 100,000 shares of restricted stock in any calendar year.

        (e) DIVIDEND EQUIVALENT RIGHTS--These are rights to receive cash payments at the same time and in the same amounts as cash dividends paid on an equal number of shares of Class A Common Stock. No participant may receive grants of dividend equivalent rights on more than one million notional shares of Class A Common Stock in any calendar year.

        (f) PERFORMANCE UNITS--These are rights to receive cash payments at a future date based upon the Company's performance during a performance period. The performance factors which may be selected by the Compensation Committee may be based on any of the following: price of Class A Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, return on invested capital, economic profit, economic value added, net income, cash net income, free cash flow, earnings per share, cash earnings per share, operating company contribution or market share. These factors will have a minimum performance standard below which no amount will be paid and may have a maximum performance standard above which no additional payments will be made. The performance period may not exceed ten years. No participant may receive grants of performance units in any calendar year which could result in a maximum payment (assuming maximum performance is attained) in excess of $8 million.

        (g) PERFORMANCE SHARES--These are similar to performance units, but the ultimate cash payments are determined not only on the basis of the Company's performance during the interim period, but also upon the price of Class A Common Stock at the end of the period. The performance factors that the Compensation Committee may select are the same as those available in respect of performance units and similar conditions relating to minimum and maximum performance standards and minimum performance periods are applicable. No participant may receive grants of performance shares in any calendar year that could result in a maximum payment (assuming maximum performance is attained) in excess of 300,000 shares of Class A Common Stock or the cash equivalent thereof.

        (h) PURCHASE STOCK--These are shares of Class A Common Stock offered to a participant at not less than 50% of the fair market value of such shares on the offer date, the purchase of which will make the participant eligible to receive another award under the Nabisco LTIP. No participant may purchase more than one million shares of Class A Common Stock pursuant to a purchase stock grant in any calendar year.

        (i) OTHER STOCK-BASED GRANTS--These are grants to acquire shares of Class A Common Stock (or the cash equivalent thereof) under terms other than as described in the awards set forth above. Such grants may be for no consideration or, if payment consideration is required, at a price of not less than 50% of the fair market value of Class A Common Stock on the date of grant. No participant may receive other stock-based grants covering more than one million shares of Class A Common Stock in any calendar year.

    PLAN BENEFITS. It is not possible to determine future awards under the Nabisco LTIP. As of March 1, 1997, awards have been made under the Nabisco LTIP in the form of non-qualified stock options. In addition, the 1997 annual bonus opportunity for Mr. Greeniaus was denominated in a combination of one-year Performance Units and Restricted Stock Units granted under the Nabisco LTIP. These awards are set forth in the table below.

                                                                                    1997 ANNUAL BONUS
                                                                        ------------------------------------------
                                                                                1-YEAR
                                                                           PERFORMANCE UNITS        RESTRICTED
NAME                                               STOCK OPTIONS(#)(1)          ($)(2)           STOCK UNITS(#)(2)
-------------------------------------------------  -------------------  -----------------------  -----------------
Mr. Greeniaus....................................          190,000            $   918,000            $   4,026
Mr. Postl........................................          100,000            $         0                    0
Mr. Powell.......................................                0            $         0                    0
Mr. Conant.......................................           65,000            $         0                    0
Mr. Lieppe.......................................                0            $         0                    0
Executive Officers as a Group....................          606,000            $   918,000                4,026
Non-Executive Directors as a Group (3)...........           60,000            $         0                    0
Non-Executive Officer Employee Group.............        1,871,100            $         0                    0

------------------------

(1) The options vest 33% on January 1 following the date of grant and, thereafter, on each subsequent January 1 for 33% and 34%, respectively. The exercise price is $37.00, the closing price of Class A Common Stock on January 10, 1997, the date of the grant.

(2) Mr. Greeniaus' annual bonus for 1997 is denominated in the form of a combination of one-year Performance Units and Restricted Stock Units whose value may fluctuate up or down based on the market price of Class A Common Stock. These columns show the maximum value of one-year Performance Units that can be awarded to Mr. Greeniaus in connection with his annual bonus and the maximum number of Restricted Stock Units which can be earned (based on performance) by Mr. Greeniaus in connection with his annual bonus. The Compensation Committee has retained the discretion to reduce the value of the one-year Performance Units granted and/or the number of Restricted Stock Units earned. Restricted Stock Units vest two years after they are earned.

(3) This reflects stock options granted to Mr. Goldstone, which have the terms described in footnote 1 above.

    ADJUSTMENTS. The total number of shares of Class A Common Stock that may be allocated pursuant to awards made under the Nabisco LTIP or that may be allocated to any one individual, the number of shares of Class A Common Stock subject to outstanding options, the exercise price for such options, the number of outstanding stock appreciation rights, the base value of such rights, the number of outstanding dividend equivalent rights, the number of outstanding performance shares and other terms and conditions of awards may be equitably adjusted by the Compensation Committee in the event of certain corporate transactions, including a spin-off, stock dividend, extraordinary cash dividend, stock split or subdivision, recapitalization, combination or reclassification of shares, merger or consolidation, change of control or similar event.

    TERMINATION AND AMENDMENT. The Board may terminate or amend the Nabisco LTIP, except that no amendment or termination of the Nabisco LTIP may adversely affect any participant's rights with respect to previously granted awards without the consent of such participant, but stock appreciation rights and dividend equivalent rights may be changed or canceled without a participant's consent.

    FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS. The following is a brief summary of the Federal income tax rules currently applicable to incentive stock options and other stock options.

    INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option by the payment of cash to the Company will generally have no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to the Company in connection with the grant or exercise of the incentive stock option or the sale of shares of Class A Common Stock acquired pursuant to such exercise.

    If, however, an optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares of Class A Common Stock on the date of exercise (the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    OTHER (NONQUALIFIED) STOCK OPTIONS. The grant of a nonqualified stock option will have no immediate tax consequences to the optionee or to the Company. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income (and the Company will generally be entitled to a deduction subject to compliance with any applicable reasonableness and performance-based requirements under the Code) in an amount equal to the excess of the fair market value of the shares of Class A Common Stock on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    Upon a subsequent sale of shares of Class A Common Stock acquired pursuant to the exercise of a nonqualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

    Ordinary income recognized by virtue of the exercise of nonqualified stock options is subject to applicable withholding as required by law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE NABISCO LTIP.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following pages describe the components of the total compensation of the five most highly compensated executive officers (as defined under SEC rules) of the Company at the end of the last completed fiscal year. The principal components of such individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. The bonus amounts represent amounts that the Compensation Committee and the Board approved for each named individual based on Company performance for the applicable year. The long-term compensation shown in the Summary Compensation Table was provided under the Nabisco LTIP and, in some cases, under RJRN Holdings' 1990 Long-Term Incentive Plan (the "RJRN LTIP") as described below. Also described below is the future compensation such individuals may receive under RJRN's retirement plans or, following termination of employment under certain circumstances, under private employment agreements. The stockholders of the Company are being asked to approve certain amendments to the Nabisco LTIP (see "Item 3--Amendment and Restatement of the Nabisco Holdings Corp. 1994 Long-Term-Incentive Plan", above).

SUMMARY COMPENSATION TABLE

    The following table presents certain specific information regarding the compensation of the five most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION              -----------------------------------------------
                                    -------------------------------------------
                                     AGGREGATE                                     RESTRICTED
NAME & PRINCIPAL                    BASE SALARY                  OTHER ANNUAL    STOCK AWARD(S)     RN STOCK        NA STOCK
POSITION                   YEAR         ($)      BONUS ($)(1)  COMPENSATION ($)      ($)(2)        OPTIONS (#)   OPTIONS (#)(3)
-----------------------  ---------  -----------  ------------  ----------------  ---------------  -------------  ---------------
H. John Greeniaus......       1996   $ 850,000    $  684,000      $  430,809(6)     $       0               0         180,000
  Chairman, President &       1995   $ 837,500    $  693,000      $1,896,714        $       0         200,000         880,600
  CEO                         1994   $ 700,000    $  983,400      $2,045,752        $       0               0               0

James J. Postl.........       1996   $ 375,000    $  400,000      $   63,009(7)     $ 978,125               0          70,000
  President, Nabisco          1995   $ 320,833    $  404,000      $   56,343        $       0               0          45,918
  Biscuit Company             1994   $ 258,077    $  550,000      $   49,419        $       0         200,000               0

H. F. Powell...........       1996   $ 350,000    $  253,000      $   55,943(8)     $       0               0               0
  Executive Vice              1995   $ 345,833    $  176,000      $1,121,875        $       0               0          41,326
  President                   1994   $ 320,833    $  588,000      $  693,291        $       0               0               0

Douglas R. Conant......       1996   $ 285,000    $  234,000      $  123,310(9)     $ 860,750               0          75,000
  Group Executive Vice        1995   $ 267,499    $  207,000      $  115,314        $       0               0          74,852
  President                   1994   $ 235,000    $  394,000      $   94,960        $ 168,750               0               0

Charles A. Lieppe......       1996   $ 281,250    $  225,000      $   44,025(10)    $ 860,750               0         100,000
  President & Chief
  Executive Officer,
  Nabisco International

                           LONG-TERM
                           INCENTIVE      ALL OTHER
NAME & PRINCIPAL            PAYOUTS     COMPENSATION
POSITION                    ($)(4)           (5)
-----------------------  -------------  -------------
H. John Greeniaus......    $ 661,317      $ 105,487
  Chairman, President &    $ 699,627      $  54,628
  CEO                      $ 254,496      $  24,990
James J. Postl.........    $ 161,053      $  23,370
  President, Nabisco       $       0      $  23,125
  Biscuit Company          $       0      $   6,375
H. F. Powell...........    $ 160,747      $  15,780
  Executive Vice           $ 215,022      $  30,048
  President                $ 167,750      $   9,812
Douglas R. Conant......    $ 149,118      $  14,760
  Group Executive Vice     $ 269,400      $  16,845
  President                $  60,681      $   8,370
Charles A. Lieppe......    $       0      $ 318,234
  President & Chief
  Executive Officer,
  Nabisco International

------------------------

(1) The bonus amount shown in the table for Mr. Greeniaus was based solely on Company performance during 1996 as determined using financial objectives established early in 1996. The bonus amounts shown for the other named executive officers were based on a combination of financial objectives and individual performance objectives. Mr. Lieppe's bonus was determined in accordance with his employment agreement.

(2) On November 15, 1996, Restricted Stock Equivalent units were granted to: Mr. Postl (25,000 units), Mr. Conant (22,000 units) and Mr. Lieppe (22,000 units). The units vest five years from the date of grant (subject to pro-rata vesting in certain circumstances) and are payable in cash based on the price of Class A Common Stock on November 15, 2001. Dividend equivalents are paid on the grant in the same manner as dividends are paid on Class A Common Stock. As of December 31, 1996, the value of the number of shares of Class A Common Stock equal to the number of units granted was $971,875 for Mr. Postl and $855,250 for each of Messrs. Conant and Lieppe. Upon Mr. Lieppe's termination of employment on February 28, 1997, he became vested in a pro-rata portion of his grant (1,283 units) and forfeited the remainder of his grant.

(3) The amounts shown in the table reflect options to purchase Class A Common Stock granted to the named executive officers on March 13, 1996.

(4) The amounts shown in the table represent long-term incentive payouts under the 1994 Performance Unit Program of the RJRN LTIP (for Messrs. Greeniaus, Postl, Conant and Powell) and the Executive Equity Program of the RJRN LTIP (for Messrs. Greeniaus and Conant). Performance Unit awards, denominated in cash, were granted in 1994. The amount earned was based on cumulative operating company contribution for the performance period from 1994 to 1996. The Performance Unit payout was made in cash in early 1997. The Executive Equity Program applies to individuals who previously acquired RJRN Holdings' purchase stock under the RJRN LTIP. The named executive officers who participate in the Program receive cash grants on three annual grant dates (four, for Mr. Greeniaus) beginning July, 1994 and ending July, 1996 (1997, for Mr. Greeniaus). The amount awarded on each grant date is equal to the excess, if any, of (i) 33% (25%, for Mr. Greeniaus) of the maximum amount the individual could have borrowed to acquire purchase stock, over (ii) the then fair market value of the same percentage of such individual's purchase stock. The grant is increased by the amount necessary to hold the individual harmless from income taxes due as a result of the grant. No grant will be made on a grant date if, on such grant date, the amount determined under clause (ii) above equals or exceeds the amount determined in clause (i) above.

(5) The amounts shown in the table reflect company contributions made on behalf of the named individuals under RJRN's qualified and non-qualified defined contribution plans, as follows:

                                          COMPANY MATCHING CONTRIBUTION   COMPANY CONTRIBUTION
                 NAME                           (QUALIFIED PLAN)          (NON-QUALIFIED PLAN)
---------------------------------------  -------------------------------  ---------------------
H. John Greeniaus......................             $   4,500                   $  32,790
James J. Postl. .......................             $   4,500                   $  18,870
H. F. Powell...........................             $   4,500                   $  11,280
Douglas R. Conant......................             $   4,500                   $  10,260
Charles A. Lieppe......................             $   4,032                   $   3,938

   The amount shown in the table for Mr. Greeniaus also includes $68,197 which was the 1996 premium for certain Company-paid insurance policies. The amount shown in the table for Mr. Lieppe also includes a $100,000 special payment to induce him to accept employment with the Company and relocation expenses of $210,264.

(6) The amount shown in the table for Mr. Greeniaus for 1996 includes certain income tax liabilities related to his life insurance policy and to his participation in the Executive Equity Program (described in footnote (4)), which liabilities were reimbursed to Mr. Greeniaus. The amount shown in the table also reflects amounts attributable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($54,750) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(7) Effective January 1, 1996, Mr. Postl became President of Nabisco Biscuit Company. The amount shown in the table for Mr. Postl for 1996 includes amounts attributable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($47,500) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(8) Mr. Powell's last day of employment was December 31, 1996. The amount shown in the table for Mr. Powell for 1996 reflects amounts attributable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($40,000) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(9) The amount shown in the 1996 table for Mr. Conant includes certain income tax liabilities related to his participation in the Executive Equity Program (described in footnote (4)), which liabilities were reimbursed by the Company to Mr. Conant and 1996 amounts attributable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($40,000) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(10) Mr. Lieppe became President and Chief Executive Officer of Nabisco International effective April 1, 1996. His employment terminated on February 28, 1997. The amount shown in the table for Mr. Lieppe includes amounts attributable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an allowance ($30,050 for the portion of the year during which he was employed) that may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

STOCK-BASED AWARDS

    The Company seeks to insure that a significant portion of executive compensation is tied to the price performance of Class A Common Stock and to quantifiable measures of the Company's operational performance. The regular long-term incentive grant for 1996 for all of the named participating executive officers was made in the form of options to purchase Class A Common Stock (as set forth in the table on page 11).

    Certain options previously granted to Messrs. Greeniaus and Conant under the RJRN LTIP were conditioned on the purchase by them of RJRN Common Stock. In connection with the purchase of RJRN Common Stock under the RJRN LTIP, executives were permitted to borrow on a secured basis from RJRN the purchase price for the shares of the purchased stock. In addition, purchasers were entitled to borrow money from RJRN on substantially the same terms to pay taxes, if any, due on any taxable income recognized in connection with such purchases. The current annual interest rate, which was set in July, 1993 at the then applicable federal rate for long-term loans, is 6.37%. The indebtedness, plus accrued interest and taxes, must be repaid upon the earlier of sale of the shares or termination of participation in the RJRN LTIP. Mr. Conant repaid his indebtedness in 1996. As of February 1, 1997, Mr. Greeniaus' outstanding indebtedness in connection with such loans was $1,435,475. The largest amount of indebtedness since January 1, 1996 for Messrs. Greeniaus and Conant was $1,690,934 and $138,969, respectively.

    During 1996, the Company permitted Messrs. Greeniaus and Goldstone to purchase Class A Common Stock under the Nabisco LTIP at a price equal to the fair market value of such stock on the date of purchase. In connection with these purchases, Messrs. Greeniaus and Goldstone were permitted to borrow on a secured basis from the Company the purchase price for the shares of the purchased stock. The current annual interest rates were set at the then applicable federal rate for long-term loans. For Mr. Greeniaus, the current annual interest rate is 6.0% for $690,000 of indebtedness and 5.98% for $692,500 of indebtedness. For Mr. Goldstone, the current annual interest rate is 6.72%. The indebtedness, plus accrued interest and taxes, must be repaid upon the earlier of sale of the shares or termination of participation in the Nabisco LTIP. As of February 1, 1997, the outstanding indebtedness of Messrs. Greeniaus and Goldstone to the Company in connection with such loans was $1,359,000 and $524,293, respectively.

    The following table identifies the grants of stock options made to the named executive officers in 1996 under the Nabisco LTIP.

                  OPTION GRANTS IN THE LAST FISCAL YEAR (1996)

                                                                INDIVIDUAL GRANTS
                              --------------------------------------------------------------------------------------
                                  NUMBER OF
                                  SECURITIES      PERCENT OF TOTAL OPTIONS   EXERCISE                  GRANT DATE
                              UNDERLYING OPTIONS   GRANTED TO EMPLOYEES IN     PRICE    EXPIRATION       PRESENT
            NAME                GRANTED (#)(1)         FISCAL YEAR(2)        ($/SHARE)     DATE         VALUE(3)
----------------------------  ------------------  -------------------------  ---------  -----------  ---------------
Mr. Greeniaus...............         180,000                   5.78%         $  34.000     3/13/06    $   1,935,000
Mr. Postl...................          70,000                   2.25%         $  34.000     3/13/06    $     752,500
Mr. Powell..................               0                   0.00%         $   0.000      --        $           0
Mr. Conant..................          50,000                   1.61%         $  34.000     3/13/06    $     537,500
                                      25,000                   0.80%         $  31.750     9/19/06    $     267,750
Mr. Lieppe..................         100,000                   3.21%         $  32.375      4/8/06    $   1,053,000

------------------------
(1) These stock options become vested and exercisable over three years in accordance with the following schedule: 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. The stock options have terms of 10 years from the date of grant but are subject to earlier cancellation in certain circumstances.

(2) The percentages shown in this column represent the percentage of all options to purchase Class A Common Stock granted in 1996 under the Nabisco LTIP.

(3) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model using the following assumptions: stock price volatility of .2315, dividend yield of 1.74%; a 7 year term and interest rates of 6.02% (for the $34.00 option), 6.88% (for the $31.750 option) and 6.39% (for the $32.375 option).

    The following table provides information relating to the number and value of shares of Class A Common Stock subject to options held by the named executive officers as of December 31, 1996. There were no stock option exercises during 1996 by any of the named individuals.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END VALUES (1996)

                                                                  TOTAL NO. UNEXERCISED       VALUE OF UNEXERCISED,
                                                                       OPTIONS HELD         IN-THE-MONEY OPTIONS HELD
                                                                     AT FY-END(#)(1)             AT FY-END($)(2)
                                                                --------------------------  --------------------------
                      NAME                           TYPE(3)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------------------  -----------  -----------  -------------  -----------  -------------
Mr. Greeniaus....................................          NA            0      1,060,606    $       0   $  13,536,211
                                                           RN       66,000        134,000    $ 387,750   $     787,250
Mr. Postl........................................          NA            0        115,918    $       0   $   1,001,321
Mr. Powell.......................................          NA            0         41,326    $       0   $     594,061
Mr. Conant.......................................          NA            0        149,852    $       0   $   1,246,799
Mr. Lieppe.......................................          NA            0        100,000    $       0   $     650,000

------------------------
(1)  Some of the unexercisable stock options are vested.

(2) Calculated based on the excess of the fair market value on December 31, 1996 of Class A Common Stock ($38.875) or RJRN Common Stock ($34.00), as appropriate, over the option exercise price.

(3) NA refers to Class A Common Stock. RN refers to RJRN Common Stock.

RETIREMENT PLANS

    The named executive officers participate in noncontributory defined benefit retirement plans maintained by RJRN or its subsidiaries. Messrs. Greeniaus and Powell also participate in a Supplemental Executive Retirement Plan (the "SERP"). Benefits under the SERP are payable only after a participant's retirement at a specified retirement age. Mr. Powell has entered into agreements with RJRN that establish his normal retirement date under the SERP as the first day of the month following his 62nd birthday, but that permit him to receive a benefit even if his employment is terminated after that date.

    The following table shows the estimated annual benefits payable upon retirement under the SERP as described in the preceding paragraph. The retirement benefits shown are computed without regard to the Social Security offset and are based upon retirement at age 60 for Mr. Greeniaus and age 64 for Mr. Powell and the payment of a single-life annuity to the employee.

               ESTIMATED ANNUAL RETIREMENT BENEFITS
                         YEARS OF SERVICE
               -------------------------------------
AVERAGE FINAL
COMPENSATION   10 OR FEWER      15       20 OR MORE
-------------  -----------  ----------  ------------
6$00,000.....   $ 200,000   $  225,000  $    300,000
7$00,000.....   $ 233,000   $  262,500  $    350,000
8$00,000.....   $ 266,666   $  300,000  $    400,000
9$00,000.....   $ 300,000   $  337,500  $    450,000
1$,000,000...   $ 333,333   $  375,000  $    500,000
1$,200,000...   $ 400,000   $  450,000  $    600,000
1$,600,000...   $ 533,333   $  600,000  $    800,000
2$,000,000...   $ 666,666   $  750,000  $  1,000,000

    For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of base salary, bonus in the year earned and pre-tax contributions to plans maintained under sections 401(k) and 125 of the Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. Average Final Compensation as of December 31, 1996, was: Mr. Greeniaus $1,582,643; and Mr. Powell $644,555. The estimated years of credited service at normal retirement age (rounded to the nearest year) for the participants listed above are: Mr. Greeniaus (at age 60) 28 years; and Mr. Powell (at age 64) 22 years.

    RJRN has purchased annuity contracts to provide retirement benefits for certain participants in the SERP (including Messrs. Greeniaus and Powell). The annuity contracts cover the participants' after-tax vested benefits, reduced by their vested benefit under the RJRN qualified pension plan. No annuity contracts were purchased in 1996 for any of the named executive officers. The benefits to be provided by the purchase of annuity contracts will not be available to the individuals until they retire.

    Messrs. Postl's and Conant's retirement benefits are determined under a noncontributory qualified defined benefit plan maintained by RJRN that has no Social Security offset. The following table shows the estimated annual benefits payable under the plan. The retirement benefits shown are based on retirement at age 65 and the payment of a single-life annuity to the participant.

                   ESTIMATED ANNUAL RETIREMENT BENEFITS
                             YEARS OF SERVICE
               ---------------------------------------------
AVERAGE FINAL
COMPENSATION       10          15          20         25
-------------  ----------  ----------  ----------  ---------
5$00,000.....  $   85,945  $  118,268  $  147,872    172,189
6$00,000.....  $  103,344  $  142,191  $  177,777    206,987
7$00,000.....  $  120,743  $  166,115  $  207,681    241,785
8$00,000.....  $  138,141  $  190,038  $  237,585    276,583
9$00,000.....  $  155,540  $  213,962  $  267,489    311,380
1$,000,000...  $  172,939  $  237,885  $  297,394    346,178

    For plan purposes, compensation includes base salary, nondeferred bonus (in the year earned) and certain other payments. "Average Final Compensation" under the plan is determined by considering the 36 consecutive months that yield the highest average annual compensation during the participant's last 60 months of service. If the participant has fewer than 36 months of service, all months are considered. Average Final Compensation as of December 31, 1996 was: for Mr. Postl $706,998 and for Mr. Conant $507,500. The estimated years of credited service (rounded to the nearest year) at age 65 were: for Mr. Postl 17 years and for Mr. Conant 24 years. Mr. Lieppe had no vested retirement benefit upon termination of his employment.

AGREEMENTS WITH CERTAIN OFFICERS

    Effective December 14, 1995, RJRN Holdings, RJRN, the Company and Nabisco entered into an employment agreement with Mr. Greeniaus amending and restating prior agreements and pursuant to which Mr. Greeniaus agreed to serve as Vice Chairman of RJRN Holdings and RJRN and to continue to serve as President and Chief Executive Officer of the Company and Nabisco. In June, 1996, Mr. Greeniaus became Chairman of the Board of Directors of the Company and ceased serving as Vice Chairman of RJRN Holdings and RJRN. Pursuant to the employment agreement, Mr. Greeniaus is entitled to receive an annual base salary of at least $850,000 per year and is eligible for an annual target bonus opportunity of at least 70% of his base salary for the relevant year. Mr. Greeniaus has vested retirement benefits under the SERP and certain other plans which are funded in respect of his service through 1994. Upon Mr. Greeniaus' retirement or the termination of his employment other than for "cause" or without "good reason", the Company will provide additional funding for accruals under the SERP through the earlier of such dates, subject to certain tax reimbursements. Under the employment agreement, the Company also provides Mr. Greeniaus with life insurance, on a tax-reimbursed basis, with a face amount of $3 million and credits Mr. Greeniaus with a minimum age of 55 for purposes of retiree medical coverage.

    The employment agreement provides that if Mr. Greeniaus' employment is terminated without "cause" or if Mr. Greeniaus terminates his employment for "good reason", then Mr. Greeniaus will receive compensation and benefit continuation for three years, during which time he is obligated to provide certain consulting services to the Company. Compensation continuance will be based on the total of Mr. Greeniaus' then current base salary and the most recent annual bonus paid to, or accrued for him (or the current target level, if higher), less certain amounts otherwise payable to him. "Cause" includes criminal dishonesty, misconduct materially damaging to the Company, Nabisco, RJRN Holdings or RJRN, or deliberate and continuing willful refusal by Mr. Greeniaus to perform his duties. "Good reason" includes a reduction in Mr. Greeniaus' responsibilities, a reduction in his salary and annual bonus opportunity, relocation, or divestiture of the Company by RJRN Holdings following which Mr. Greeniaus no longer serves as the Company's Chief Executive Officer and is not offered comparable employment with the Company.

    Upon a change of control of the Company (as defined in the employment agreement), all stock options granted to Mr. Greeniaus under the Nabisco LTIP and the RJRN LTIP will become fully vested and a pro-rata portion of performance units granted to him thereunder will vest. In the event that a "parachute" excise tax would be imposed on any payments to Mr. Greeniaus, he will be entitled to tax reimbursement payments.

    Nabisco has entered into employment agreements with Messrs. Postl, Powell, Conant and Lieppe which, in each case, provides that if the executive's employment is involuntarily terminated other than for "cause" or if the executive terminates his employment for "good reason", he will receive two years base salary plus bonus, payable over three years, and benefit continuation for three years. "Cause" includes criminal dishonesty, deliberate misconduct, and deliberate and continual refusal to perform employment duties or to act in accordance with instructions of the Board of Directors. "Good reason" includes a substantial reduction in the executive's responsibilities, a more than 20% reduction in the executive's salary and annual bonus opportunity or relocation. Mr. Powell's employment agreement provides that the period of compensation and benefit continuance may not extend beyond his normal retirement age under the SERP. Compensation continuance is based on the highest annual rate of salary in effect during the twelve months immediately prior to termination and the current target incentive award opportunity for the calendar year in which employment terminates or, for Mr. Powell, the amount of such incentive award for the prior year, if greater.

DIRECTOR'S COMPENSATION

    Directors who are not employees of the Company or RJRN Holdings or any of their subsidiaries ("Outside Directors") receive an annual retainer fee of $50,000 per year, plus meeting attendance fees of $1,250 per meeting. In addition, directors who are committee members receive committee attendance fees of $1,250 per committee meeting and committee chairmen receive an additional $5,000 per year. The Company provides Outside Directors with life insurance having a death benefit of $100,000, participation in charitable giving programs (pursuant to which directors with at least three years of service may direct that up to $1 million be contributed to eligible charitable institutions following the director's death) and supplemental insurance programs. Each Outside Director receives an initial stock option grant pursuant to a stock option plan to purchase 6,000 shares of Class A Common Stock. The options have an exercise price equal to the fair market value of Class A Common Stock on the date of grant. They cannot be exercised for at least six months following the date of grant but, thereafter, are exercisable for ten years from the date of grant. In addition, each Outside Director receives an annual grant of stock options pursuant to a formula set forth in the applicable plan, which is made on the date of the Outside Director's election or re-election to the Board of Directors. In 1996, each Outside Director received an annual stock option to purchase 1,500 shares of Class A Common Stock as of the date of the 1996 annual meeting, at an exercise price of $30.625 (the market price of Class A Common Stock on the date of grant). The annually granted stock options have a ten-year term, vest over three years (33% on the first and second anniversaries of the date of grant and 34% on the third anniversary) and may contain additional limitations on exercisability. Including the stock options referred to above, Gen. Chain and Messrs. Cain, Jenkins and Medlin each have options to purchase 9,100 shares of Class A Common Stock, and Ms. Koplovitz has options to purchase 9,200 shares of Class A Common Stock. Except as described above on page 13 with respect to Mr. Goldstone, no additional compensation is paid to directors who are employees of the Company or RJRN Holdings or its subsidiaries in their capacity as directors.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of Gen. Chain, Mr. Cain and Ms. Koplovitz. There are no Compensation Committee interlocks or insider participation.

                               PERFORMANCE GRAPH
                             NABISCO HOLDINGS CORP.
        CUMULATIVE TOTAL RETURNS--NABISCO STOCK, S&P 500, S&P FOOD INDEX
                                  1/20/95=100

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            S&P 500 INDEX    A COMMON STOCK     S&P FOOD INDEX
1/20/95                100                100               100
Dec-95                 136                135               129
Dec-96                 167                164               153

------------------------

* Total returns assume $100 invested on January 20, 1995 in Class A Common Stock, the S&P 500 Index and the S&P Food Index with reinvestment of dividends.

                         COMPENSATION COMMITTEE REPORT

    This report has been submitted to the stockholders by the Compensation Committee (the "Committee") of the Board of Directors and reflects the executive compensation policies and practices of the Company and its subsidiaries during 1996. The Committee is principally responsible for executive compensation and administers the Company's executive compensation programs and plans. The Committee reports regularly to the Board of Directors, and the Board is periodically asked to ratify certain Committee actions. During 1996, the Committee consisted of Directors who were not employees of the Company or any of its subsidiaries or RJRN Holdings or any of its subsidiaries, and who, therefore, were not eligible to participate in any of the Company's executive compensation programs or plans.

EXECUTIVE COMPENSATION PRINCIPLES AND POLICIES

    In determining the amounts, composition, and terms and conditions of compensation for executive officers of the Company, the Committee is guided by two principles: (1) compensation opportunities must enable the Company to attract and retain individuals with the high caliber of talent and skills which are critical to the Company's success and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of the Company's financial results from operations and stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

    Changes made to the Internal Revenue Code in 1993 limit the ability of publicly-traded companies to secure a tax deduction for certain compensation paid to certain individuals named in the summary compensation table. The Committee has taken actions to limit the impact of this change in tax law in the event that compensation paid to a named executive officer might otherwise not be deductible. The Committee will continue to seek ways to limit the impact of this change; however, the Committee feels that the tax deduction limitation should not be permitted to compromise the Company's ability to attract and retain the executive talent required to compete successfully on a global basis. Accordingly, achieving the desired flexibility in the design and delivery of compensation may periodically result in some compensation that is not deductible for federal income tax purposes. In 1996, only Mr. Greeniaus' compensation was affected by this tax law and the Committee took action to limit the impact of this change.

MAJOR COMPENSATION COMPONENTS

    The compensation program for executive officers is composed of annual compensation, long-term compensation and benefits. In determining appropriate compensation levels, the Committee relies on independent outside consultants who provide surveys and other data regarding the compensation practices of other companies that are representative of the size and type of company with which the Company competes for executive talent. Accordingly, this is a broader and more diverse group of companies than those used for the peer company index in the Performance Graph mandated by the SEC which appears on page 18. The base salary and targeted incentive compensation levels of the comparator companies (without specific regard for the impact of performance on compensation actually earned) are used by the Committee in determining base salary and targeted incentive compensation levels of executive officers of the Company, as described below.

ANNUAL COMPENSATION

    The annual compensation for each of the named executive officers is composed of salary and an annual incentive opportunity. In general, salaries paid to executive officers reflect the median of competitive practices used by the Committee for comparison purposes. A senior executive receives an increase in salary only when the Committee determines that either a change in an individual's performance or responsibilities or market conditions warrants such an action.

    Annual compensation levels (salary plus target annual incentive award opportunity) are set to reflect the 75th percentile of the compensation practices of comparator companies. For the named executive officers, 1996 performance objectives were established early in 1996, based on the financial performance of the businesses for which the individual was responsible or performed services as determined using performance grids. Performance grids project an executive's annual bonus opportunity upon attainment of various financial performance targets. The measure of financial performance for the Company's Corporate employees was cash net income. The measure for the operating companies, with the exception of Nabisco International, was operating company contribution and average inventory levels. Nabisco International's performance measure was operating company contribution and free cash flow. The bonus amounts shown in the summary compensation table for the named executive officers other than Mr. Greeniaus were based principally on financial performance as determined using the performance grids and based in part on individual performance. The bonus amount shown for Mr. Greeniaus was based solely on the Company's financial performance as determined using the performance grids.

LONG-TERM COMPENSATION

    The Committee relies on various forms of stock-based grants and multi-year incentive opportunities to motivate executives to maintain a longer term perspective. As indicated in the table on page 14, the Committee granted stock options to all the named executive officers other than Mr. Powell in 1996. In determining the size of the stock option grants, the Committee targets the 75th percentile of competitive stock option opportunities at comparator companies. In making stock option grants, the Committee does not take into account whether an executive has exercised or continues to hold previously granted stock options.

    On November 15, 1996, the Committee approved a one-time grant of Restricted Stock Equivalents for certain key executives to support their retention. The terms of this grant are described in the Summary Compensation Table on page 11.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Mr. Greeniaus' 1996 base salary and target annual bonus opportunity were similar to his 1995 base salary and target annual bonus opportunity. The Committee believes that this level of compensation is appropriate to ensure that the Company be able to retain the services of an individual with the skill and experience of Mr. Greeniaus.

    As noted above, Mr. Greeniaus' annual bonus is based solely on the Company's financial performance, determined pursuant to a performance schedule adopted by the Committee in early 1996 using the Company's annual cash net income as the performance measure. This approach should ensure that the Company may deduct, for federal income tax purposes, all of Mr. Greeniaus' 1996 salary and annual bonus award. Mr. Greeniaus' annual bonus payment for 1996 was greater than his target award because the Company's 1996 performance was above the result at which he would have earned his target award.

    In 1996, Mr. Greeniaus was granted a stock option to purchase 180,000 shares of Class A Common Stock with an exercise price of $34.00 (the market price of Class A Common Stock on the date of grant). The size of Mr. Greeniaus' 1996 stock option grant was determined in accordance with the Committee's practice (referred to above) of targeting the 75th percentile of competitive stock option grants. The Committee also permitted Mr. Greeniaus to purchase 40,000 shares of Class A Common Stock under the Nabisco LTIP during 1996 at the full market price of Class A Common Stock on the date of purchase using funds borrowed from the Company.

SUMMARY

    The Committee believes that the Company's executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are encouraged to join and remain with the Company and perform in an exceptional manner. By ensuring that such persons are managing the Company's operations, the long-term interests of stockholders are best served. This focus on stockholder interests is reinforced by the heavy stock-based component in the executive compensation program. The actions taken by the Committee for 1996 were consistent with this focus and the principles outlined above.

                                          John T. Chain, Jr. (Chairman)
                                          Herman Cain
                                          Kay Koplovitz

                       RELATIONSHIP AND TRANSACTIONS WITH
                RJR NABISCO HOLDINGS CORP. AND RJR NABISCO, INC.

    RJRN, a wholly-owned subsidiary of RJRN Holdings, owns 100% of the outstanding Class B Common Stock, which represents approximately 80.5% of the economic interest in the Company and 97.6% of the combined voting power of all of the outstanding Common Stock. Beneficial ownership of at least 80% of the total voting power and value of the outstanding Common Stock is required in order for RJRN Holdings to continue to include the Company in its consolidated group for federal income tax purposes, and ownership of at least 80% of the total voting power and 80% of each class of nonvoting capital stock is required in order for RJRN Holdings to be able to effect a tax-free spin-off of the Company.

    RJRN Holdings has advised the Company that its current intent is to continue to hold all of the Class B Common Stock beneficially owned by RJRN Holdings, and RJRN Holdings' Board of Directors has adopted policies setting forth RJRN Holdings' intention not to make such a distribution prior to

December 31, 1998 if such distribution would cause the ratings of the senior indebtedness of RJRN to be reduced from investment grade to non-investment grade or if, after giving effect to such distribution, any publicly held senior debt of the Company would not be rated investment grade. However, the Board is aware that the Board of Directors of RJRN Holdings is committed to effecting a spin-off of the Company at the appropriate time. RJRN Holdings has no agreement with the Company not to sell or distribute such shares, and there can be no assurance concerning the period of time during which RJRN Holdings will maintain the present levels of its beneficial ownership of Common Stock.

    RJRN Holdings has received notices from Carl C. Icahn, Bennett S. LeBow and their respective affiliates of their intent to launch separate proxy solicitations to elect a new slate of directors of RJRN Holdings. The notices from the two groups state that their respective nominees are committed to an immediate spin-off of the Company. On February 27, 1997, Mr. Icahn filed an amendment (the "Amendment") to Schedule 13D on behalf of himself and several affiliated entities (together, the "Icahn Group") and Mr. Thomas Rattigan. The Amendment stated that it would be "exceedingly difficult" to prevail in a proxy contest with the management of RJRN Holdings. The Amendment also stated that the Icahn Group had sold all of its shares of RJRN Common Stock. RJRN Holdings opposes both the Icahn and LeBow solicitations.

    The Company's ongoing relationship with RJRN Holdings and RJRN is governed by agreements entered into in connection with the initial public offering of Class A Common Stock completed on January 26, 1995, including a corporate services agreement, a corporate agreement and a tax-sharing agreement, all of which are described below.

    SERVICES AGREEMENT. The Company and RJRN entered into an intercompany services and operating agreement (the "Services Agreement") with respect to various services provided by RJRN to the Company and by the Company to RJRN, including certain tax services, and the provision of certain facilities. The Services Agreement provides that such services are to be provided in exchange for service fees that do not exceed the fees that would be paid if such services were provided by an independent third party. Under the Services Agreement, the fees for services provided by the Company to RJRN during 1996 totaled less than $1 million, exclusive of reimbursements at cost for payments made to third parties. The Company made no payments to RJRN for services performed in 1996 under the Services Agreement, other than reimbursements at cost for third-party fees and expenses.

    In addition, during 1996 RJRN continued coverage of the Company under RJRN's umbrella liability, property, casualty and fiduciary insurance policies. RJRN bills the Company for the portion of RJRN's premium cost with respect to such insurance that is attributable to coverage of the Company. The Company paid RJRN approximately $1 million for its allocable portion of the premium cost and made certain premium payments directly to the insurers. Either RJRN or the Company may terminate the Company's coverage under the RJRN policies at any time on 90 days' written notice.

    TAX SHARING AGREEMENT. The Company is included in RJRN Holdings' consolidated tax group and the Company's tax liability is included in the consolidated federal income tax liability of RJRN Holdings and its subsidiaries. The Company and RJRN Holdings entered into a tax-sharing agreement (the "Tax Agreement") pursuant to which the Company and RJRN Holdings make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company is determined as though the Company filed separate federal, foreign, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of RJRN Holdings arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than a consolidated subsidiary of RJRN Holdings. The Company is reimbursed, however, for tax attributes, such as foreign tax credits and losses, if and when they are used on a consolidated basis. In general, any adjustments to the Company's tax liabilities for 1989 or earlier are the obligation of RJRN Holdings and any adjustments to the Company's tax liabilities for years after 1989 are the obligation of the Company. RJRN Holdings generally pays to the Company any tax refund actually received by RJRN Holdings and attributable to the Company for years after 1989.

    In determining the amount of tax-sharing payments, RJRN Holdings prepares a pro forma consolidated return for the Company that reflects the same positions and elections used by RJRN Holdings in preparing the returns for RJRN Holdings' consolidated group. RJRN Holdings continues to have all the rights of a common parent of a consolidated group, is the sole and exclusive agent for the Company in all matters relating to the income tax liability of the Company, has exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the Company.

    Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of its consolidated group. For benefit plan purposes, the Company and its subsidiaries are part of the RJRN Holdings controlled group, which includes RJRN Holdings and its other subsidiaries. Under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and federal income tax law, each member of the controlled group is jointly and severally liable for the funding and termination liabilities of RJRN Holdings' and its subsidiaries' tax qualified defined benefit retirement plans as well as certain plan taxes. Consequently, the Company and its subsidiaries could be liable under such provisions in the event any such liability is incurred, and not discharged, by any other member of the RJRN Holdings consolidated or controlled group. Accordingly, each of the Company and RJRN Holdings has agreed to indemnify the other for their respective obligations under the Tax Agreement.

    CORPORATE AGREEMENT. The Company and RJRN are parties to a corporate agreement (the "Corporate Agreement") under which the Company has granted to RJRN (i) a continuing option, transferable to RJRN Holdings or any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of the Company (the "Stock Option") and (ii) certain registration rights.

    In 1996, the Company paid two quarterly dividends of $.1375 and two quarterly dividends of $.1550 on each outstanding share of Common Stock. RJRN received a total of approximately $125 million from these dividends, the amount representing its PRO RATA share.

                           CERTAIN LEGAL PROCEEDINGS

    In the fourth quarter of 1995, purported stockholders of RJRN Holdings, for themselves and derivatively for RJRN Holdings and the Company, filed three putative class and derivative actions in the Court of Chancery of the State of Delaware in and for New Castle County against members of RJRN Holdings' Board of Directors, some of whose members serve on the Board. The actions were consolidated in December 1995. The plaintiffs allege, among other things, that the defendants breached their fiduciary duty and wasted corporate assets by undertaking the debt exchange offer and consent solicitation completed by RJRN and Nabisco in June 1995 and by amending, in August 1995, RJRN Holdings By-Law provisions concerning the calling of stockholder meetings and procedures for stockholder action by written consent. The plaintiffs allege that management took these and other actions to obstruct a spin-off of the Company wrongfully, to enrich the defendants at the expense of RJRN Holdings, its stockholders and the Company and to entrench the defendants in the management and control of RJRN Holdings. By agreement of the parties, the defendants' time to respond to the complaint in these consolidated actions has been extended, most recently, to May 9, 1997. RJRN Holdings believes that these allegations are without merit and, if necessary, will defend these actions vigorously.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary of the Company no later than November 11, 1997 at the Company's principal executive offices: Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054.

                               OTHER INFORMATION

    In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone or telecopy. These individuals will receive no additional compensation for these solicitation services. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in forwarding this proxy statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's capital stock. The Company will bear all of the other costs of these solicitations.

    The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other matters should properly come before the Annual Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

    STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                              NABISCO HOLDINGS CORP.

Parsippany, New Jersey
March 11, 1997

    If you have any questions or need assistance in voting your shares, please contact First Chicago Trust Company of New York at its toll free number:
1-800-519-3111.

                                                                       EXHIBIT A

                          NABISCO HOLDINGS CORP. 1994
                            LONG TERM INCENTIVE PLAN
                            (AS AMENDED AND RESTATED
                           EFFECTIVE APRIL 17, 1997)

1. PURPOSE OF PLAN

    The Nabisco Holdings Corp. 1994 Long Term Incentive Plan (the "Plan"), as amended and restated effective April 17, 1997, subject to the approval of Nabisco's shareholders (the "Plan"), is designed:

        (a) to promote the long term financial interests and growth of Nabisco Holdings Corp. and subsidiaries (the "Corporation") by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

        (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

        (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2. DEFINITIONS

    As used in the Plan, the following words shall have the following meanings:

        (a) "Base Value" means not less than the Fair Market Value on the date a Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right granted retroactively in tandem with (or in replacement of) an outstanding stock option, not less than the exercise price of such option;

        (b) "Board of Directors" means the Board of Directors of Nabisco;

        (c) "Code" means the Internal Revenue Code of 1986, as amended;

        (d) "Committee" means the Compensation Committee of the Board of Directors;

        (e) "Common Stock" or "Share" means Class A Common Stock of Nabisco which may be authorized but unissued, or issued and reacquired;

        (f) "Dividend Equivalent Rights" shall have the meaning set forth in
    Section 5(f);

        (g) "Effective Date" shall have the meaning set forth in Section 12;

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

        (i) "Fair Market Value" means the value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

        (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of Incentive Stock Options, Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock-Based Grants, or any combination of the foregoing;

        (k) "Grant Agreement" means an agreement between Nabisco and a Participant that sets forth the terms, conditions and limitations applicable to a Grant;

        (l) "Incentive Stock Options" shall have the meaning set for in Section 5(a);

        (m) "Nabisco" means Nabisco Holdings Corp.;

        (n) "Other Stock Based Grants" shall have the meaning set for in Section 5(i);

        (o) "Other Stock Options" shall have meaning set forth in Section 5(b);

        (p) "Participant" means an employee, or other person having a unique relationship with Nabisco or one of its Subsidiaries, to whom Grants may be made in accordance with Paragraph 4, or to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of RJRN, Nabisco or one of its Subsidiaries may not be a Participant;

        (q) "Performance Units" shall have the meaning set forth in Section
    5(g);

        (r) "Performance Shares" shall have the meaning set forth in Section
    5(h);

        (s) "Purchase Stock" shall have the meaning set forth in Section 5(e);

        (t) "Restricted Stock" shall have the meaning set forth in Section 5(d);

        (u) "RJRN" means RJR Nabisco Holdings Corp.;

        (v) "Stock Appreciation Rights" shall have the meaning set forth in
    Section 5(c); and

        (w) "Subsidiary" means any corporation other than Nabisco in an unbroken chain of corporations beginning with Nabisco if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3. ADMINISTRATION OF PLAN

    (a) The Plan shall be administered by the Committee or, in lieu of the Committee, the Board of Directors. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

    (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan, subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

    (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Nabisco, and the officers and directors of Nabisco shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Nabisco and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Nabisco with respect to any such action, determination or interpretation.

4. ELIGIBILITY

    The Committee may from time to time make Grants under the Plan to such employees, or other persons having a unique relationship with Nabisco or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of RJRN, Nabisco or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of Nabisco.

5. GRANTS

    From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

    (a) INCENTIVE STOCK OPTIONS--These are stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of RJRN, Nabisco or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time. No Participant may receive Grants of Incentive Stock Options in any calendar year to purchase more than one million shares.

    (b) OTHER STOCK OPTIONS--These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Stock under
Section 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 15 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. Payment of the option price may also be made by tender of an amount equal to the full exercise price which has been borrowed from Nabisco or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by Nabisco, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee. No participant may receive Grants of options in any calendar year to purchase more than one million Shares.

    (c) STOCK APPRECIATION RIGHTS--These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Base Value multiplied by (iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an option under Paragraphs 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised more than 15 years after the date it is granted. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or canceled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day of which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that, the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise. Stock Appreciation Rights will be granted for no consideration. No Participant may receive Grants of more than one million Stock Appreciation Rights in any calendar year.

    (d) RESTRICTED STOCK--Restricted Stock is a Grant of Common Stock or stock units equivalent to Common Stock subject to such conditions and restrictions as the Committee shall determine. Any rights to dividends or dividend equivalents accruing due to a grant of Restricted Stock shall also be determined by the Committee. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Participant may receive Grants of more than 100,000 shares of Restricted Stock in any calendar year.

    (e) PURCHASE STOCK--Purchase Stock are shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which may make him eligible to receive other grants under the Plan, including, but not limited to, Stock Options; provided, however, that the price of such Purchase Shares may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered. No Participant may receive Grants of more than one million shares of Purchase Stock in any calendar year.

    (f) DIVIDEND EQUIVALENT RIGHTS--These are rights to receive cash payments from Nabisco at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time. No Participant may receive Grants of Dividend Equivalent Rights on the equivalent of more than one million Shares in any calendar year.

    (g) PERFORMANCE UNITS--These are rights to receive at a specified future date, payment in cash or stock of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Corporation performance will be measured. The performance factors for any specific Grants hereunder shall be determined in the discretion of the Committee, and may be based on any of the following: price of Common Stock or the stock of any affiliate, shareholder return; return on equity; return on investment; return on capital; return on invested capital; economic profit; economic value added; net income; cash net income; free cash flow; earnings per share; cash earnings per share; operating company contribution or market share. These factors must include a minimum performance standard for the Corporation below which no payment will be made and may include a maximum performance level above which no increased payment will be made. No Participant may receive Grants of Performance Units in any calendar year with a maximum payment (if maximum performance level is attained) in excess of $8 million. The term over which Corporation performance will be measured shall not exceed ten years.

    (h) PERFORMANCE SHARES--These are rights to receive at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on Corporation performance during the period. At the time of the Grant, the

Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which Corporation performance will be measured. The performance factors for any specific Grants hereunder shall be determined in the discretion of the Committee, and may be based on any of the following: return on equity; net income; cash net income; free cash flow; earnings per share; cash earnings per share; or operating company contribution. The factors will be based on Corporation performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. No Participant may receive Grants of Performance Shares in any calendar year with a maximum payment (if the maximum performance level is attained) of more than 300,000 Shares (or its cash equivalent). The term over which Corporation performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

    (i) OTHER STOCK-BASED GRANTS--The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan. No Participant may receive Other Stock-Based Grants of more than one million shares in any calendar year.

6. LIMITATIONS AND CONDITIONS

    (a) The number of Shares available for Grants under this Plan shall be 28.3 million shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant during the term of this Plan shall not be more than 10 million shares. No more than 1% of the authorized Common Stock as of the effective date of the Plan may be granted as Incentive Stock Options as described in Paragraph 5(a). Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant, shall immediately become available for Grants; provided, however, that the number of Shares available for Grants shall be limited to the extent necessary to satisfy
Section 16 of the Exchange Act. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under this Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Nabisco, including the plan of any entity acquired by Nabisco.

    (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

    (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

    (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

    (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both Nabisco and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

    (f) No benefit under the Plan shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

    (g) Except to the extent otherwise provided in any other retirement or benefit plan, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of Nabisco or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of Nabisco or any of its Subsidiaries, nor shall any assets of Nabisco or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of Nabisco's obligations under the Plan.

    (i) In the event of a Participant's death, the right to receive benefits or exercise awards shall pass to the Participant's spouse, and if the Participant does not have a spouse at the date of death, to the Participant's designated beneficiary under the Company's SELECT Core Life Insurance Plan.

7. TRANSFERS AND LEAVES OF ABSENCE

    For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period of separation from Nabisco to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8. ADJUSTMENTS

    (a) In the event of any stock split, spin-off, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization, merger, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

    (b) In the event of a Change of Control (as defined in paragraph 8 (c) hereof), except as otherwise set forth in the terms of a Grant:

        (i) Stock options granted pursuant to paragraphs 5 (a) or 5 (b) hereof shall become fully vested and exercisable (subject to paragraph 5 (b)
    (iii)); provided, however, that the Committee may elect to make a cash payment to Participants in lieu of the delivery of shares upon exercise, equal to the product of (x) and (y), where (x) is the excess of the fair market value of Common Stock on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being exercised;

        (ii) Stock Appreciation Rights granted pursuant to paragraph 5 (c) hereof shall become fully vested and exercisable;

       (iii) Performance Units granted pursuant to paragraph 5 (g) hereof whose performance periods end after the date of the Change of Control shall become vested as to a percentage of performance units granted equal to the number of months (including partial months) in the performance period before the date of the Change of Control, divided by the total number of months in the performance period. The value of the performance units shall be equal to the greater of the target value of the units or the value derived from the actual performance as of the date of the Change of Control; and

        (iv) the Committee shall have authority to establish or revise the terms of any other Grant as it, in its discretion, deems appropriate; provided, however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

    (c) For purposes of the Plan, a "Change of Control" shall be deemed to occur on the date upon which one of the following events occurs:

        (i) Any individual, corporation, partnership, group, associate or other entity or "person" as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Nabisco, RJRN or any of its subsidiaries, or any employee benefit plan(s) sponsored by Nabisco, RJRN or any of its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of Nabisco's outstanding securities ordinarily having the right to vote at elections of directors;

        (ii) Individuals who constitute the Board of Nabisco on April 13, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Nabisco's shareholders, was approved by a vote of at least three-quarters of the directors comprising that Incumbent Board (either by a specific vote or by approval of the proxy statement of Nabisco in which such person is named a nominee for director, without objection to such nominee) shall be, for purposes of this paragraph 8(c)(ii) considered as though such person were a member of the Incumbent Board; or

       (iii) The approval by the shareholders of Nabisco of a plan or agreement providing (I) for a merger or consolidation of Nabisco other than with a wholly-owned subsidiary or with RJRN, Nabisco or any of its subsidiaries, and other than a merger or consolidation that would result in the voting securities of Nabisco outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Nabisco or such surviving entity outstanding immediately after such merger or consolidation or (II) for a sale, exchange or other disposition of all or substantially all of the assets of Nabisco. If any of the events enumerated in this paragraph 8(c)
    (iii) occur, the Board of Directors shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan.

9. AMENDMENT AND TERMINATION

    The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

    The Board of Directors may amend, suspend or terminate the Plan.

10. FOREIGN OPTIONS AND RIGHTS

    (a) The Committee may make Grants to employees who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Grants of Options may have terms and conditions that differ from Incentive Stock Options and Other Stock Options for the purposes of complying with the foreign tax laws.

    (b) The terms and conditions of Options granted under Paragraph 10(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options and Other Stock

Options if the Committee determines that the Grants are desirable to promote the purposes of the Plan for the employees identified in Paragraph 10(a); provided that the Committee may not grant such Options or Stock Appreciation Rights that do not comply with the limitations of Paragraph 6.

11. WITHHOLDING TAXES

    The Corporation shall have the right to deduct from any payment or settlement made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

12. EFFECTIVE DATE AND TERMINATION DATES

    The Plan shall be effective on and as of April 17, 1997, subject to approval by the stockholders of Nabisco and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 9. The terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration. Grants made under the Plan prior to the Effective Date shall be governed by the terms of the Plan as in effect on the date such Grant was made.

PROXY                                                     [CLASS A COMMON STOCK]
                             NABISCO HOLDINGS CORP.
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints each of H. John Greeniaus and James A. Kirkman III his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nabisco Holdings Corp. (the "Company") and at any adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote on all matters coming before the meeting as set forth below.

Election of Directors. Nominees: H. Cain; J.T. Chain, Jr.; S.F. Goldstone; H.J.
                                   Greeniaus;
                D.B. Jenkins; K. Koplovitz; and J.G. Medlin, Jr.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.


Change of address:


(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

       1.  Election of Directors (see reverse) For, except withheld from the        FOR / /    WITHHELD / /
           following nominee(s):
           -----------------------------------------------------------------------
       2.  Ratify the appointment of Deloitte & Touche LLP as Independent Auditors  FOR / /    AGAINST / /      ABSTAIN / /
       3.  Approve the amendment and restatement of the Company's 1994 Long Term    FOR / /    AGAINST / /      ABSTAIN / /
           Incentive Plan
Change of address on Reverse Side / /                                               Will attend Annual Meeting / /
                                                                                    Do not send Annual Report / /

                                                                                    Please sign exactly as name appears
                                                                                    hereon. Joint owners should each sign.
                                                                                    When signing as attorney, executor,
                                                                                    administrator, trustee or guardian,
                                                                                    please give full title as such.

                                                                                    ----------------------------------------
                                                                                    Signature(s)

                                                                                    ----------------------------------------
                                                                                    Date                  Title

P R O X Y                                                 [CLASS B COMMON STOCK]

                             NABISCO HOLDINGS CORP.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints each of H. John Greeniaus and James A. Kirkman III its true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Nabisco Holdings Corp. (the "Company"), and at any adjournments or postponements thereof, and to vote all the shares of Class B Common Stock of the Company on all matters coming before the meeting as set forth below.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

1.         Election of Directors
                                           FOR                               WITHHELD

           H. Cain

           J.T. Chain, Jr.

           H.J. Greeniaus

           S.F. Goldstone

           D.B. Jenkins

           K. Koplovitz

           J.G. Medlin,
           Jr.

2.         Ratify the appointment of Deloitte & Touche LLP as Independent Auditors

                    FOR                       AGAINST                         ABSTAIN

3.         Approve the amendment and restatement of the Company's 1994 Long Term Incentive Plan

                    FOR                       AGAINST                         ABSTAIN


                                      RJR NABISCO, INC.

                                      By:_______________________________________
                                      Name: Steven F. Goldstone

                                      Title:  Chairman and Chief Executive
                                      Officer

Date:_____________________

                                                                        VANGUARD
--------------------------------------------------------------------------------

Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355

  DE TENER ALGUNA DUDA RELATIVO A ESTOS DOCUMENTOS FAVOR DE COMUNICARSE CON EL
                       DEPARTAMENTO DE RECURSOS HUMANOS.

March 1997

To:  Participants in the Nabisco/Life Savers Puerto Rico Capital Accumulation
Plan                                                                  ("NLSCAP")
    Participants in the Savings and Investment Plan for Employees of R. J. Reynolds
    Tobacco Company in Puerto Rico                                     ("PRSIP")

    As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to instruct Vanguard, in its capacity as Custodian of the above named plans, how to vote shares of Common Stock allocated to your account. Enclosed are the following:

    1.  Nabisco Holdings Corp. 1996 Annual Report.

    2. Notice of Annual Meeting of Stockholders to be held on April 17, 1997 and the accompanying Proxy Statement.

    3.  This Proxy/Voting Instruction Card (SEE REVERSE SIDE FOR VOTING).

    4.  A postage-paid return envelope.

    The number and type of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 14, 1997. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which instructions are received.

    We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,
Vanguard Group
Custodian

                                                                SEE REVERSE SIDE

Enclosures

PROXY
                             NABISCO HOLDINGS CORP.
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby directs Vanguard Group, Custodian under the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan ("NLSCAP") and Custodian under the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico ("PRSIP"), to vote in person or by proxy all shares of Common Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to instruct, in each case, on all matters which may come before the 1997 Annual Meeting of Stockholders to be held at Nabisco Tablespreads Company, 4300 West 62nd Street, Indianapolis, Indiana, on Thursday, April 17, 1997, at 10:00 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instruct on all matters coming before said meeting.

Election of Directors. Nominees:                        Change of address:
H. Cain; J.T. Chain, Jr.; H.J. Greeniaus; S.F.
Goldstone; D.B. Jenkins; K. Koplovitz; and J.G.
Medlin, Jr.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT VANGUARD HOW TO VOTE YOUR SHARES.

                                                                SEE REVERSE SIDE

/X/ Please mark your votes as in this example.

THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS INSTRUCTION CARD WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

       1.  Election of Directors. For, except vote withheld from the following      FOR / /    WITHHELD / /
           nominee(s):
           -----------------------------------------------------------------------

       2.  Ratify the appointment of Deloitte & Touche LLP as Independent           FOR / /    AGAINST / /      ABSTAIN / /
           Auditors.
       3.  Approve the amendment and restatement of the Company's 1994 Long Term    FOR / /    AGAINST / /      ABSTAIN / /
           Incentive Plan.
                                                                                         Will attend Annual Meeting / /

                                                                                    Please sign exactly as name appears
                                                                                    hereon. Joint owners should each sign.
                                                                                    When signing as attorney, executor,
                                                                                    administrator, trustee or guardian,
                                                                                    please give full title as such.

                                                                                    ----------------------------------------
                                                                                    Signature(s)

                                                                                    ----------------------------------------
                                                                                    Date                             Title

                                                                        WACHOVIA
--------------------------------------------------------------------------------

Employee Benefit Trust Services
381 North Main Street
Winston Salem, NC 37160-2088

March 1997

To:  Participants in the RJR Nabisco Capital Investment Plan      ("CIP")
    Participants in the Nabisco Employee Savings Plan           ("ERSP")

    As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to instruct Wachovia Bank of North Carolina, N.A., in its capacity as Trustee of the above named plans how to vote shares of Common Stock allocated to your account. Enclosed are the following:

    1.  Nabisco Holdings Corp. 1996 Annual Report.

    2. Notice of Annual Meeting of Stockholders to be held on April 17, 1997 and the accompanying Proxy Statement.

    3.  This Proxy/Voting Instruction Card (SEE REVERSE SIDE FOR VOTING).

    4.  A postage-paid return envelope.

    The number of shares you hold in your account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 14, 1997. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which instructions are received.

    We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,
Wachovia Bank of North Carolina, N.A.
Custodian

                                                                SEE REVERSE SIDE

Enclosures

PROXY
                             NABISCO HOLDINGS CORP.
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned having received the Notice of Annual Meeting and Proxy Statement, hereby directs Wachovia Bank of North Carolina, N.A., Trustee under the RJR Nabisco Capital Investment Plan ("CIP"), and Trustee under the Nabisco Employee Savings Plan ("ESP"), to vote in person or by proxy all shares of Common Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to instruct, in each case, on all matters which may come before the 1997 Annual Meeting of Stockholders to be held at Nabisco Tablespreads Company, 4300 West 62nd Street, Indianapolis, Indiana, on Thursday, April 17, 1997, at 10:00 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instruct on all matters coming before said meeting.

Election of Directors. Nominees:                        Change of address:
H. Cain; J.T. Chain, Jr.; H.J. Greeniaus; S.F.
Goldstone; D.B. Jenkins; K. Koplovitz; and J.G.
Medlin, Jr.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT WACHOVIA HOW TO VOTE YOUR SHARES.

                                                                SEE REVERSE SIDE

/X/ Please mark your votes as in this example.

THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS INSTRUCTION CARD WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

       1.  Election of Directors. For, except vote withheld from the following      FOR / /    WITHHELD / /
           nominee(s):
           -----------------------------------------------------------------------
       2.  Ratify the appointment of Deloitte & Touche as Independent Auditors.     FOR / /    AGAINST / /      ABSTAIN / /
       3.  Approve amendment and restatement of the Company's 1994 Long Term        FOR / /    AGAINST / /      ABSTAIN / /
           Incentive Plan.
                                                                                    Will attend Annual Meeting / /

                                                                                    Please sign exactly as name appears
                                                                                    hereon. Joint owners should each sign.
                                                                                    When signing as attorney, executor,
                                                                                    administrator, trustee or guardian,
                                                                                    please give full title as such.

                                                                                    ----------------------------------------

                                                                                    ----------------------------------------
                                                                                    Signature(s)           Date